U.S. ENERGY SYSTEMS, INC.
                             FINANCE INCENTIVE PLAN


1- Plan objectives

The following documents an incentive plan to organize and reward employees who make positive contributions to U.S. Energy Systems growth and profitability goals through financing.

This plan is designed to provide an incentive for employees to increase sales, revenues and income by financing the Company and its growth. This incentive plan is independent form and additive to other U.S. Energy Systems compensation plans for which employees may be eligible except that employees cannot benefit twice from the same accomplishment.


2 - Eligible Employees

This plan is primarily structures to motivate and reward those employees involved in the Financing activities. However, all U.S. Energy System, employees are eligible to participate, as there may be occasions when engineering, legal, tax or other corporate and/or other operating unit employees play a role in Financing.

Receipt of awards under the Plan shall be limited to individuals employed by the Company on the date of awards.


3 - Plan Awards

Individual employees or a team of employees who are responsible for Financing or Refinancing of equity, Debt or other types of Financing will be eligible to receive a cash award for their accomplishments.


4 - Plan Administration

The Plan will be administered by the President. Awards under the Plan will be made by the Compensation Committee of the Board of Directors. Award recommendations will be made to the Compensation Committee of the Board by an Awards Committee that will include three senior managers of the company, including the President and the SVP, Corporate Finance.


5 - Awards Procedures

1. The employee leading the financing effort will make nominations for awards under this plan.

2.       The nomination shall be sent to the Awards Committee and shall include:

o        A copy of the Financing documents.
o        A calculation of the net proceeds to the Company.
o        Identification of other tangible benefits to the Company.
o Identification of the employee/employees recommended for the award and the proposed bonus percentage for each employee.

3. The Awards Committee will make recommendations to the Compensation Committee of the Board, which will make the awards in accordance with this plan.


6 - Awards Determination

The total dollar value of the award will be calculated as follows:

Financing with Equity or Equity Hybrids:
         - 2.5% of net proceeds to the Company;
         - if a placement agent, arranger or advisor has been retained by the company, the award pool will be reduced to 1.5%

Financing with Debt or Debt-like Instruments:
         - 1.75% of net proceeds to the Company of new debt.
         - 0.75% of net proceeds to the Company of re-financed debt
         - if a placement agent, arranger or advisor has been retained by the company, the award pool will be reduced to 1.0% and 0.5% for new debt and re-financing respectively.

Initiation of high quality Research Coverage by a law firm with not less that 100 institutional of 500 retail brokers:
         - Program will be in place for three years - $75,000 for first initiated Research Coverage - $25,000 for the next


The award will be distributed to one or more employees who were responsible for the Financing or contributed to the success, as follows:

Financing

o        Provide the introduction to the lender/investor      10% of award
o        Lead, Coordinate and Negotiate the Financing         40% of award
o        Legal support                                        20% of award
o        Financial support                                    20% of award
o        Technical support                                    10% of award


       TOTAL                                                 100% of award

Research

o        Provide the introduction leading to Research         10% of award
o        Lead contact on Research                             65% of award
o        Support on Research                                  25% of award

     TOTAL                                                   100% of award


7 - Awards Distribution Timing

All nominations for awards will be acted upon within 30 days following submittal to the Awards Committee.

The awards approved under this program will be distributed to the awarded at Closing and funding of the Financing and the initiation of research respectively.

The awards will vest over a 5-year period from the date of respective award.


8 - Other Plan Features

For those who are working only part-time on Financing (engineering, legal, tax or other corporate and/or other operating unit employees), the Corporate Bonus program will be reduced proportionally by the time spent on development.

The Company reserves the right to terminate or amend the plan to any extent and in any manner at any time at the Company's sole discretion.

Eligibility or participation in the Plan does not imply nor constitute any type of an employment agreement between the participant and the Company.